UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026

OFS Capital Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-00813	46-1339639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Adams Street Suite 1850
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 734-2000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OFS	Nasdaq Global Select Market
4.95% Notes due 2028	OFSSH	Nasdaq Global Select Market
7.50% Notes due 2028	OFSSO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 2, 2026, OFS Capital Corporation, a Delaware corporation (the “Company”), called a special meeting of stockholders (the “2026 Special Meeting of Stockholders”), which was initially scheduled for June 10, 2026, to consider and act upon a proposal to authorize the Company, with approval of its Board of Directors (the “Board”), to sell or otherwise issue shares of its common stock (during the next 12 months) at a price below the Company’s then-current net asset value per share in one or more offerings, subject to certain limitations set forth in the Company’s proxy statement for the 2026 Special Meeting of Stockholders.

The 2026 Special Meeting of Stockholders was called to order on June 10, 2026, but due to lack of quorum, no business was conducted. After adjournments on each of June 10, 2026, July 1, 2026, and July 22, 2026, the Company has not been able to obtain a quorum to conduct business at the 2026 Special Meeting of Stockholders. The 2026 Special Meeting of Stockholders was scheduled to reconvene on August 12, 2026.

On August 11, 2026, the Board approved the adjournment of the 2026 Special Meeting of Stockholders, including the August 12, 2026 reconvening thereof, without setting a date, time, or place for any further reconvening. No vote was taken on the proposal described above, no business was conducted in connection with the 2026 Special Meeting of Stockholders, and the Company ceased further solicitation of proxies in connection therewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFS CAPITAL CORPORATION

Date: August 11, 2026	By:	/s/ Bilal Rashid
Bilal Rashid
Chief Executive Officer